UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2020

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 La Terraza Blvd., Ste 101

Escondido, CA 92025

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Temporary Reduction in Base Salaries for Named Executive Officers

On April 16, 2020, in response to changing conditions resulting from the COVID-19 pandemic, the named executive officers of TearLab Corporation (the “Company”), Elias Vamvakas, Joseph Jensen and Michael Marquez, have voluntarily decided, and the Company’s Board of Directors has acknowledged and accepted, to temporarily reduce their base salaries by 25% effective immediately and suspend the payment of the amounts so reduced through the duration of the federally imposed social distancing/economic shut down restrictions, as such date is determined by the Company. If such federally imposed restrictions continue beyond June 30, 2020, the Company’s Board of Directors and/or Compensation Committee will revisit compensation determinations with respect to the base salaries of the named executive officers.

Item 8.01 Other Events

Temporary Furlough and Reduction in Base Salaries for Other Employees

Also on April 16, 2020, to help mitigate the financial impact of COVID-19, the Company’s Board of Directors approved temporarily furloughing 15 employees and reducing salaries for all other employees effective immediately through the duration of the federally imposed social distancing/economic shut down restrictions, as such date is determined by the Company. If such federally imposed restrictions continue beyond June 30, 2020, the Company will revisit compensation determinations with respect to furloughs and the base salaries of employees.

Reliance on SEC Relief from Filing Requirements

The Company is providing the following update on its business operations. As result of the global outbreak of the COVID-19 virus, the Company has evaluated its ongoing effort to prepare and file its quarterly report on Form 10-Q for the quarter ended March 31, 2020. Certain Company officers and management as well as professional staff and consultants are unable to conduct work required to prepare our financial report for the quarter ended March 31, 2020 due to the disruption in business operations and inability to access the office.

As a result, the Company is unable to compile and review certain information required in order to permit the Company to file a timely and accurate quarterly report on Form 10-Q for its quarter ended March 31, 2019 by the prescribed date without unreasonable effort or expense due to circumstances related to COVID-19.

On March 25, 2020 the Securities and Exchange Commission (the “SEC”) issued an Order under Section 36 (Release No. 34-88465) of the Securities Exchange Act of 1934 (“Exchange Act”) granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

The Company is relying on this Order to delay the filing of its quarterly report on Form 10-Q for the quarter ended March 31, 2020 and expects to file its quarterly report on Form 10-Q no later than 45 days after May 15, 2020.

In light of recent developments relating to the COVID-19 global pandemic, the Company is supplementing the risk factors previously disclosed in Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 6, 2020, to include the following risk factor under the heading “Risks Related to our Business and Industry”:

War, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company’s customers, the Company’s delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company’s business may be adversely affected by instability, disruption or destruction in the geographic regions in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as “COVID-19”). Such events may cause customers to suspend their decisions on using the Company’s products and otherwise affect their ability to meet their obligations to us by making payments on existing contracts, make it impossible to contact our customers and potential customers, and give rise to sudden significant changes in regional and global economic conditions and cycles that could interfere with our existing business.

These events also pose significant risks to the Company’s personnel and operations, which could materially adversely affect the Company’s financial results.

The ongoing circumstances resulting from the COVID-19 virus outbreak magnify the challenges faced from our continuing efforts to introduce and sell our product in a challenging environment and could have an impact on our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Michael Marquez
Michael Marquez
Chief Financial Officer

Date: April 21, 2020